EXHIBIT 11.1

                   JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF NET (LOSS) PER SHARE
       THIRTEEN AND THIRTY-NINE WEEKS ENDED MAY 31, 1997 AND MAY 25, 1996
                      (in thousands, except per share data)

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                                                                                 Primary                           Primary
                                                                            -----------------                  -------------

                                                                         Thirteen weeks ended             Thirty-nine weeks ended
                                                                     May 31, 1997    May 25, 1996       May 31, 1997   May 25, 1996
                                                                     ------------    ------------       ------------   ------------
   Net (loss)                                                          ($1,054)           ($546)          ($1,947)         ($5,517)
   Interest adjustments                                                     --               --                --               --
                                                                       -------          -------           -------          -------

Adjusted net (loss)                                                    ($1,054)           ($546)          ($1,947)         ($5,517)
                                                                       =======          =======           =======          =======



Weighted average common and common equivalent shares outstanding:

   Weighted average common shares outstanding                            5,701            5,701             5,701            5,701

   Weighted average common equivalents                                      --               --                --               --
                                                                       -------          -------           -------          -------

Weighted average common and
   common equivalent shares outstanding                                  5,701            5,701             5,701            5,701
                                                                       =======          =======           =======          =======



Net (loss) per common and
    common equivalent shares                                            ($0.18)          ($0.10)           ($0.34)          ($0.97)
                                                                       =======          =======           =======          =======

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